Exhibit 4.5


                          TRADEMARK SECURITY AGREEMENT


     WHEREAS, CommercialWare, Inc., a Delaware corporation ("Grantor") and ASA International Ltd., a Delaware corporation ("Secured Party") have entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") as of March 3, 1999 (the "Time of Closing");

     WHEREAS, pursuant to the Asset Purchase Agreement, Grantor and Secured Party have entered into, among other agreements, that certain Security Agreement (the "General Security Agreement") as of the Time of Closing; and

     WHEREAS, pursuant to the Asset Purchase Agreement, Grantor has agreed to grant to Secured Party a security interest in, among other assets, a certain Trademark (as defined below).

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor hereby collaterally assigns and pledges, and grants to the Secured Party, a security interest in and lien on, and confirms and ratifies the pledge, grant, and lien on, all of Grantor's right, title and interest in and to the trademarks, now existing or hereafter acquired, including all registrations, applications, and renewals thereof, together with that part of the good will of the business symbolized thereby (any and all being the "Trademark"), including products, advertising, and packaging embodying the Trademark, and all proceeds from the sale, use, or lease of the Trademark and products, to secure performance of the terms of the General Security Agreement, in each case for the following Trademark:

      MARK        COUNTRY            REG #         REG DATE    STATUS

      Mozart      United States      2,153,597     4/28/98     issued


     The provisions in the General Security Agreement under the headings "Debtor's Obligations", "Covenants of Debtor", "Default", "Subordination of Security Interest", "Governing Law/Binding Effect", "Waivers" and "Termination" are hereby incorporated herein by reference.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of March 3, 1999.

WITNESS:                            GRANTOR:
                                    COMMERCIALWARE, INC.

/s/ Bernice S. Wolk                By: /s/ Donald Askin
------------------------              ----------------------
                                      Title: Chief Operating Officer

WITNESS:                            SECURED PARTY:
                                    ASA INTERNATIONAL LTD.
/s/ MaryAnn Bishop
--------------------------          By: /s/ Terrence C. McCarthy
                                       ----------------------------
                                       Title: Vice President and Treasurer



                          COMMONWEALTH OF MASSACHUSETTS

Middlesex County, ss.                                        March 3, 1999

     Then personally appeared the above-named [NAME] Terrence DC. McCarthy, [TITLE] Vice President + Treasurer as aforesaid, to me known and known to me to be the individual who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed before me,

                                          /s/ Pearl R. Blatz
                                        --------------------------------------
                                                           , Notary Public
                                        My commission expires: 9/7/01

                          COMMONWEALTH OF MASSACHUSETTS

Middlesex County, ss.                                        March 3, 1999

     Then personally appeared the above-named [NAME] Donald Askin, [TITLE] Chief Operating Officer as aforesaid, to me known and known to me to be the individual who executed the foregoing instrument and acknowledged that he executed the same as his free act and deed before me,


                                         /s/ Pearl R. Blatz
                                        --------------------------------------
                                                           , Notary Public
                                        My commission expires: 9/7/01